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                                                           Exhibit 8(b)(vii)(c)


                   AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT

                                   AMONG

                    T. ROWE PRICE INTERNATIONAL SERIES, INC.

                    T. ROWE PRICE INVESTMENT SERVICES, INC.
                                    AND
                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


   THIS AMENDMENT NO. 3 TO THE AGREEMENT by and among Lincoln Life & Annuity Company of New York (the "Company"), a New York life insurance company, and the T. Rowe Price International Series, Inc., a corporation organized under the laws of Maryland (the "Fund") and T. Rowe Price Investment Serivces, Inc. (the "Underwriter"), a Maryland corporation is effective April 2, 2007, regardless of when executed.

   WHEREAS, a merger of Lincoln Life & Annuity Company of New York and Jefferson Pilot LifeAmerica Insurance Company ("JPLA") is expected to occur on or about April 2, 2007;

   WHEREAS, effective on or about April 2, 2007, JPLA will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life & Annuity Company of New York;

   NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

   ASSIGNMENT. The parties consent to an assignment of the responsibilities of the former Lincoln Life & Annuity Company of New York under this Agreement to the new Lincoln Life & Annuity Company of New York.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

COMPANY:                          LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                                  By its Authorized Officer

                                       /s/ Kelly D. Clevenger
                                  ----------------------------------
                                  Name: Kelly D. Clevenger
                                  Title: Second Vice President
                                  Date:  6/27/07


FUND:                             T. ROWE PRICE INTERNATIONAL SERIES, INC.
                                  By its Authorized Officer

                                       /s/ Henry H. Hopkins
                                  ----------------------------------
                                  Name: Henry H. Hopkins
                                  Title:   Vice President
                                  Date:  6/18/07


UNDERWRITER:                      T. ROWE PRICE INVESTMENT SERVICES, INC.
                                  By its Authorized Officer


                                       /s/ Henry H. Hopkins
                                  ----------------------------------
                                  Name:  Henry H. Hopkins
                                  Title:    Vice President
                                  Date:    6/18/07